UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 26, 2020, Koppers Holdings Inc. (the “Company”) and certain of its wholly owned domestic subsidiaries entered into a Fourth Amendment to Credit Agreement, dated as of February 26, 2020 (the “Amendment”), amending that certain Credit Agreement dated as of February 17, 2017 (the “Credit Agreement”), by and among the Company, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent. The Amendment amends the Credit Agreement to, among other things, (i) revise the LIBOR replacement language, (ii) revise certain provisions regarding mandatory prepayments of the term loan facility with proceeds of equity issuances and associated definitions, (iii) remove the step downs in the maximum total secured leverage ratio and maximum total leverage ratio which would otherwise occur at the time of a first equity issuance, and (iv) revise certain provisions regarding disposition of assets by certain subsidiaries of Koppers Inc.

The foregoing is a summary of the material terms and conditions of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On February 27, 2020, the Company filed a prospectus supplement with the Securities and Exchange Commission which contemplates the sale of up to $100,000,000 of shares of the Company’s common stock, par value $0.01 per share (the “Placement Shares”), from time to time in at-the-market offering pursuant to an At Market Issuance Sales Agreement with B. Riley FBR, Inc. (the “Sales Agent”), dated as of February 27, 2020 (the “Sales Agreement”). Sales pursuant to the Sales Agreement will be made only upon instructions by the Company to the Sales Agent. The Company cannot provide any assurances that it will issue and sell any Placement Shares pursuant to the Sales Agreement at any particular time or at all. A copy of the Sales Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

K&L Gates LLP, counsel to the Company, has issued a legal opinion relating to the Placement Shares. A copy of such legal opinion is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1	At Market Issuance Sales Agreement, dated as of February 27, 2020, by and between Koppers Holdings Inc. and B. Riley FBR, Inc.

5.1	Opinion of K&L Gates LLP.

10.1

Fourth Amendment to Credit Agreement, dated as of February 26, 2020, by and among the Company, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent.

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2020

KOPPERS HOLDINGS INC.

By:	/s/ Michael J. Zugay
Michael J. Zugay
Chief Financial Officer